Finisar Announces Second Quarter Fiscal 2012 Financial Results

Revenues of $241.5 Million, 5.8% Quarter-Over-Quarter Growth

Non-GAAP Operating Income of $23.6 Million, 12.5% Quarter-Over-Quarter Growth

Non-GAAP Earnings per Diluted Share of $0.23

SUNNYVALE, CA -- (Marketwire - November 30, 2011) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second quarter of fiscal 2012 ended October 30, 2011.

COMMENTARY

"In our just completed fiscal second quarter, our revenues were $241.5 million, 5.8% greater than the preceding first quarter, primarily driven by growth in sales of our WSS and ROADM line card products, tunable XFP transceivers, and the consolidation of a full quarter of the financial results of our Ignis subsidiary. We achieved a non-GAAP gross margin of 32.1%. Non-GAAP operating income increased 12.5% from the preceding quarter, and non-GAAP operating margin increased to 9.8% from 9.2% in the preceding quarter. Our non-GAAP earnings per diluted share were $0.23," said Jerry Rawls, Finisar's executive Chairman of the Board.

"We continued to execute well on our product development plan and have delivered to customers a number of innovative products in the WSS and pluggable product lines during the second quarter," said Eitan Gertel, Finisar's Chief Executive Officer. "Production of our tunable XFP transceiver products began to ramp during the second quarter of fiscal 2012. Tunable XFPs were qualified at several additional customers during the second quarter and we expect more qualifications in the third quarter. In addition, we have qualified our next generation edge or access WSS modules with multiple customers and expect revenue from these products to continue to ramp in the first half of calendar 2012."

         FINANCIAL HIGHLIGHTS -SECOND QUARTER ENDED October 30, 2011

                                   Second         Second          First
                                  Quarter         Quarter        Quarter
Summary GAAP Results               Ended          Ended           Ended
                                Oct 30, 2011   Oct 31, 2010   July 31, 2011
                               -------------  -------------  --------------
                                 (in thousands, except per share amounts)
Continuing operations
------------------------------
Revenues                       $     241,489  $     240,943  $      228,226
Gross margin                            29.1%          34.2%           29.1%
Operating expenses             $      61,464  $      46,295  $       59,391
Operating income               $       8,817  $      36,105  $        7,090
Operating margin                         3.7%          15.0%            3.1%
Income                         $       5,927  $      33,796  $       10,142
Income per share-basic         $        0.07  $        0.44  $         0.11
Income per share-diluted       $        0.06  $        0.39  $         0.11

Basic shares                          90,715         76,766          90,221
Diluted shares                        93,599         89,521          93,527

                                   Second         Second          First
                                   Quarter        Quarter         Quarter
 Summary Non-GAAP Results (a)       Ended          Ended          Ended
                                Oct 30, 2011   Oct 31, 2010   July 31, 2011
                               -------------  -------------  --------------
                                  (in thousands, except per share amounts)
Continuing operations
------------------------------
Revenues                       $     241,489  $     240,943  $      228,226
Gross margin                            32.1%          35.5%           32.1%
Operating expenses             $      53,845  $      44,594  $       52,414
Operating income               $      23,559  $      40,897  $       20,944
Operating margin                         9.8%          17.0%            9.2%
Income                         $      21,537  $      38,302  $       19,528
Income per share-basic         $        0.24  $        0.50  $         0.22
Income per share-diluted       $        0.23  $        0.44  $         0.21

Basic shares                          90,715         76,766          90,221
Diluted shares                        97,347         89,521          97,275

_____________

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Highlights for the second quarter of fiscal 2012 under GAAP:

  Revenues increased to $241.5 million, up $13.3 million, or 5.8%, from $228.2 million in the preceding quarter, primarily driven by growth in sales of our WSS/ROADM line card products and tunable XFP transceiver products, as well as the consolidation of a full quarter of the financial results of our Ignis subsidiary.

  Compared to the preceding quarter, the sale of products for datacom applications decreased by $0.6 million, or (0.4%), and the sale of products for telecom applications increased by $13.8 million, or 13.9%.

  Gross margin was unchanged from the preceding quarter at 29.1% of revenues as the benefits of the increased revenue levels were offset by the consolidation of a full quarter of the financial results of Ignis, which has a lower average gross margin than the overall corporate average.

  Operating income increased $1.7 million to $8.8 million, or 3.7% of revenues, compared to $7.1 million, or 3.1% of revenues, in the preceding quarter as revenue grew faster than operating expenses despite the consolidation of a full quarter of the operating expenses of Ignis.

  Income from continuing operations was $5.9 million, or $0.06 per diluted share, compared to $10.1 million, or $0.11 per diluted share, in the preceding quarter.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. For the second quarter of fiscal 2011, items related to continuing operations representing a net charge of approximately $15.6 million were excluded. The excluded items are described in Finisar Non-GAAP Financial Measures below.

Highlights for the second quarter of fiscal 2012 on a non-GAAP basis:

  Non-GAAP gross margin was unchanged from the preceding quarter at 32.1% of revenues as the benefits of the increased revenue levels were offset by the consolidation of a full quarter of the financial results of Ignis, which has a lower average gross margin than the overall corporate average.

  Non-GAAP operating income increased $2.6 million to $23.6 million, or 9.8% of revenues, compared to $20.9 million, or 9.2% of revenues, in the preceding quarter as revenue grew faster than operating expenses despite the consolidation of a full quarter of the operating expenses of Ignis.

  Non-GAAP income from continuing operations was $21.6 million, or $0.23 per diluted share, compared to $19.5 million, or $0.21 per diluted share in the preceding quarter.

  Non-GAAP EBITDA increased $2.7 million to $34.3 million, or 14.2% of revenues, compared to $31.6 million, or 13.8% of revenues in the preceding quarter.

Balance Sheet Highlights for the second quarter of fiscal 2012:

  Cash and cash equivalents totaled $228.0 million at the end of the second quarter compared to $238.1 million at the end of the preceding quarter. The decline was primarily the result of the repayment of $5.6 million of Ignis debt and increases in accounts receivable and inventory as detailed below.

  Days sales outstanding increased to 67 days from 65 days in the preceding quarter. The combination of higher DSOs and higher revenue levels resulted in an increase in the balance of accounts receivable of $10.0 million.

  Inventory turns were 3.2, the same as the preceding quarter, while overall inventory at the end of the second quarter increased $6.4 million over the preceding quarter.

  At the end of the second quarter, Finisar had approximately $40.0 million in principal amount of convertible notes outstanding with a conversion price of $10.675 per share.

  At the end of the second quarter, Ignis also had outstanding debt equivalent to approximately $4.3 million, which is reflected in Finisar's consolidated balance sheet.

  Under Finisar's $70.0 million secured credit facility with Wells Fargo Foothill, LLC, no borrowings were outstanding and $66.6 million was available to borrow at the end of the second quarter.

OUTLOOK

The Company indicated that it currently expects third fiscal quarter revenues to be in the range of $235 to $250 million; GAAP operating margin to be in the range of approximately 3.5% to 5.0%; non-GAAP operating margin to be in the range of 8.5% to 10.0% and non-GAAP earnings per diluted share to be in the range of approximately $0.20 to $0.24.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Wednesday, November 30, 2011, at 2:00 pm PST (5:00 pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-542-1102 (domestic) or (719) 325-2373 (international) and enter conference ID 4696405.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 4696405 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; challenges related to the integration of the Ignis acquisition and realizing anticipated benefits of improved access to a supply of tunable lasers; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 28, 2011) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended     Ended
                           ------------------  ------------------  --------
                            October   October   October   October  July 31,
                           30, 2011  31, 2010  30, 2011  31, 2010    2011
                           --------  --------  --------  --------  --------
                                              (Unaudited)
                           ------------------------------------------------
                                 (in thousands, except per share data)
                           ------------------------------------------------
 Revenues                  $241,489  $240,943  $469,715  $448,825  $228,226
 Cost of revenues           169,571   157,343   329,794   293,135   160,223
 Amortization of acquired
  developed technology        1,637     1,200     3,159     2,392     1,522
                           --------  --------  --------  --------  --------
 Gross profit                70,281    82,400   136,762   153,298    66,481
 Gross margin                  29.1%     34.2%     29.1%     34.2%     29.1%
 Operating expenses:
   Research and
    development              36,707    28,148    72,103    54,765    35,396
   Sales and marketing       10,125     9,247    19,711    18,322     9,586
   General and
    administrative           13,773     8,517    27,725    19,593    13,952
   Amortization of
    purchased intangibles       859       383     1,638       766       779
   Restructuring
    recoveries                    -         -      (322)        -      (322)
                           --------  --------  --------  --------  --------
     Total operating
      expenses               61,464    46,295   120,855    93,446    59,391
                           --------  --------  --------  --------  --------
 Income from operations       8,817    36,105    15,907    59,852     7,090
 Interest income                100       143       260       235       160
 Interest expense            (1,138)   (2,077)   (2,049)   (4,232)     (911)
 Loss on debt
  extinguishment                  -         -      (419)        -      (419)
 Other income (expense),
  net                          (140)      192     4,523         -     4,663
                           --------  --------  --------  --------  --------
 Income from continuing
  operations before income
  taxes and non-
  controlling interest        7,639    34,363    18,222    55,855    10,583
 Provision for income
  taxes                       1,369       567     1,917     2,649       548
                           --------  --------  --------  --------  --------
 Consolidated net income      6,270    33,796    16,305    53,206    10,035
 Adjust for net loss
  attributable to non-
  controlling interest         (343)        -      (236)        -       107
                           --------  --------  --------  --------  --------
Net income attributable to
 Finisar Corporation          5,927    33,796    16,069    53,206    10,142
Loss from discontinued
 operations, net of taxes         -         -         -      (284)        -
                           --------  --------  --------  --------  --------
Net income                 $  5,927  $ 33,796  $ 16,069  $ 52,922  $ 10,142
                           ========  ========  ========  ========  ========

Income per share from
 continuing operations -
 basic                     $   0.07  $   0.44  $   0.18  $   0.70  $   0.11
Income per share from
 continuing operations -
 diluted                   $   0.06  $   0.39  $   0.17  $   0.63  $   0.11

Income per share from
 discontinued operations -
 basic                     $      -  $      -  $      -  $  (0.00) $      -
Income per share from
 discontinued operations -
 diluted                   $      -  $      -  $      -  $  (0.00) $      -

Shares used in computing
 net income per share from
 continuing operations -
 basic                       90,715    76,766    90,470    76,433    90,221

Shares used in computing
 net income per share from
 continuing operations -
 diluted                     93,599    89,521    93,712    89,013    93,527

Shares used in computing
 net income per share from
 discontinued operations -
 basic                       90,715    76,766    90,470    76,433    90,221

Shares used in computing
 net income per share from
 discontinued operations -
 diluted                     93,599    89,521    93,712    89,013    93,527

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (In thousands)

                                    October 30,    July 31,      April 30,
                                       2011          2011          2011
                                   ------------  ------------  ------------
                                    (Unaudited)   (Unaudited)
                                   ------------  ------------  ------------
              ASSETS
Current assets:
  Cash and cash equivalents        $    228,040  $    238,052  $    314,765
  Accounts receivable, net              176,494       166,536       168,386
  Accounts receivable, other             11,558        12,788        12,733
  Inventories                           214,940       208,567       187,617
  Prepaid expenses and other             19,120        16,029         9,906
                                   ------------  ------------  ------------
    Total current assets                650,152       641,972       693,407
Property, equipment and
 improvements, net                      143,139       138,300       125,693
Purchased intangible assets, net         47,306        49,979        17,439
Goodwill                                 82,936        83,107             -
Minority investments                     12,289        12,289        12,289
Equity method investments                     -             -        31,142
Other assets                             21,773        21,291         5,179
                                   ------------  ------------  ------------
    Total assets                   $    957,595  $    946,938  $    885,149
                                   ============  ============  ============

   LIABILITIES AND STOCKHOLDERS'
               EQUITY
Current liabilities:
  Accounts payable                 $     91,034  $     87,996  $     76,288
  Accrued compensation                   24,410        17,494        24,525
  Other accrued liabilities              32,118        33,828        25,112
  Deferred revenue                        7,909         9,762         8,064
  Current portion of long-term
   debt                                   4,281         7,547             -
                                   ------------  ------------  ------------
    Total current liabilities           159,752       156,627       133,989
Long-term liabilities:
  Convertible notes, net of
   current portion                       40,015        40,015        40,015
  Long-term debt, net of current
   portion                                    -         2,329             -
  Other non-current liabilities          15,771        16,314        11,988
  Deferred tax liabilities                4,052         3,553             -
                                   ------------  ------------  ------------
    Total liabilities                   219,590       218,838       185,992
Stockholders' equity:
  Common stock                               91            91            90
  Additional paid-in capital          2,293,485     2,285,769     2,275,600
  Accumulated other comprehensive
   income                                29,323        33,404        32,966
  Accumulated deficit                (1,593,430)   (1,599,357)   (1,609,499)
                                   ------------  ------------  ------------
    Finisar Corporation
     stockholders' equity               729,469       719,907       699,157
  Non-controlling interest                8,536         8,193             -
                                   ------------  ------------  ------------
    Total stockholders' equity          738,005       728,100       699,157
                                   ------------  ------------  ------------
Total liabilities and
 stockholders' equity              $    957,595  $    946,938  $    885,149
                                   ============  ============  ============

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Stock-based compensation expense (non-cash charges);
  Acquisition method accounting adjustment for sale of acquired inventory (non-cash charges); and
  Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

  Transaction fees associated with acquisitions (non-recurring charges);
  Gain or loss on litigation settlements and resolutions and related costs (non-recurring charges);
  Amortization of purchased intangibles (non-cash charges);and
  Restructuring costs (non-recurring charges).

In calculating non-GAAP income from continuing operations and non-GAAP income from continuing operations per share in this release, we have also excluded the following items in applicable periods:

  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
  Imputed interest expense related to restructuring (amortization of imputed interest expense associated with previously incurred restructuring costs);
  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges);
  Charges related to the non-controlling equity interest in the net loss of an investee (non-cash charges);
  Debt extinguishment loss (non-recurring charges);
  Fair value remeasurement of equity investment (non-cash gain from remeasurement of value of prior investment in an investee);
  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items; and
  Other miscellaneous income and expenses (non-recurring charges).

In calculating non-GAAP income (loss) per share in this release, we have included the shares issuable upon conversion of our outstanding convertible notes and excluded the interest expenses associated with such notes in such periods where such treatment is dilutive to non-GAAP income (loss) per share.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                     Three
                                                                    Months
                           Three Months Ended   Six Months Ended     Ended
                           ------------------  ------------------  --------
                            October   October   October   October  July 31,
                           30, 2011  31, 2010  30, 2011  31, 2010    2011
                           --------  --------  --------  --------  --------
                                              (Unaudited)
                           ------------------------------------------------
                                 (in thousands, except per share data)
Reconciliation of GAAP
 income to non-GAAP income
 from continuing
 operations
Reconciliation of GAAP
 Gross Profit to non-GAAP
 Gross Profit:
Gross profit per GAAP      $ 70,281  $ 82,400  $136,762  $153,298  $ 66,481
Gross margin, GAAP             29.1%     34.2%     29.1%     34.2%     29.1%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                    2,521       575     3,611       980     1,090
  Amortization of acquired
   technology                 1,637     1,200     3,159     2,392     1,522
  Stock compensation          1,687     1,310     3,546     2,056     1,859
  Acquisition method
   accounting adjustment
   for sale of acquired
   inventory                  1,229         -     3,083         -     1,854
  Reduction in force costs       49         6       601        42       552
                           --------  --------  --------  --------  --------
    Total cost of revenue
     adjustments              7,123     3,091    14,000     5,470     6,877
Gross profit, non-GAAP       77,404    85,491   150,762   158,768    73,358
Gross margin, non-GAAP         32.1%     35.5%     32.1%     35.4%     32.1%

Reconciliation of GAAP
 operating income to non-
 GAAP operating income:
Operating income per GAAP     8,817    36,105    15,907    59,852     7,090
Operating margin, GAAP          3.7%     15.0%      3.4%     13.3%      3.1%
Adjustments:
Total cost of revenue
 adjustments                  7,123     3,091    14,000     5,470     6,877
Research and development
  Reduction in force costs       73         -        73         5         -
  Stock compensation          2,274     1,702     4,635     2,739     2,361
Sales and marketing
  Reduction in force costs        -        81         -       155         -
  Stock compensation            767       528     1,631       979       864
General and administrative
  Reduction in force costs      865        50       963        92        98
  Stock compensation          1,945     1,422     3,953     2,447     2,008
  Acquisition related
   costs                        209         -     1,298         -     1,089
  Litigation settlements
   and resolutions and
   related costs                627    (2,465)      727    (2,565)      100
Amortization of purchased
 intangibles                    859       383     1,638       766       779
Restructuring recoveries          -         -      (322)        -      (322)
                           --------  --------  --------  --------  --------
    Total cost of revenue
     and operating expense
     adjustments             14,742     4,792    28,596    10,088    13,854
Operating income, non-GAAP   23,559    40,897    44,503    69,940    20,944
Operating margin, non-GAAP      9.8%     17.0%      9.5%     15.6%      9.2%

Reconciliation of GAAP
 income to non-GAAP income
 from continuing
 operations:
Income per GAAP from
 continuing operations        5,927    33,796    16,069    53,206    10,142
Total cost of revenue and
 operating expense
 adjustments                 14,742     4,792    28,596    10,088    13,854
Non-cash imputed interest
 expenses on convertible
 debt                             -       367         -       742         -
Imputed interest related
 to restructuring               396         -       466         -        70
Other income (expense),
 net
  Loss (gain) on sale of
   assets                       221        (9)      222         7         1
  Loss related to minority
   and equity method
   investments                    -         -       619         -       619
  Other misc. expenses or
   (income)                     250       (58)      250       (58)        -
  Foreign exchange
   transaction gain            (494)     (471)     (642)     (538)     (148)
  Debt extinguishment loss        -         -       419         -       419
  Fair value remeasurement
   of equity investment           -         -    (5,429)        -    (5,429)
Provision for income tax
  Timing differences            495      (115)      495       667         -
                           --------  --------  --------  --------  --------
Total adjustments            15,610     4,506    24,996    10,908     9,386
                           --------  --------  --------  --------  --------
Income, non-GAAP, from
 continuing operations       21,537    38,302    41,065    64,114    19,528
                           --------  --------  --------  --------  --------

Reconciliation of GAAP
 loss to non-GAAP loss
 from discontinued
 operations:
Loss per GAAP from
 discontinued operations          -         -         -      (284)        -
Loss from discontinued
 operations, non-GAAP             -         -         -      (284)        -
                           --------  --------  --------  --------  --------

Reconciliation of GAAP net
 income (loss) to non-GAAP
 net income (loss):
Net income (loss) per GAAP    5,927    33,796    16,069    52,922    10,142
Total adjustments from
 continuing operations       15,610     4,506    24,996    10,908     9,386
Total adjustments from
 discontinuing operations         -         -         -         -         -
                           --------  --------  --------  --------  --------
Total adjustments            15,610     4,506    24,996    10,908     9,386
                           --------  --------  --------  --------  --------
Net income, non-GAAP       $ 21,537  $ 38,302  $ 41,065  $ 63,830  $ 19,528
                           ========  ========  ========  ========  ========

Income from continuing
 operations                $ 21,537  $ 38,302  $ 41,065  $ 64,114  $ 19,528
Add: interest expense for
 dilutive convertible
 notes                          539     1,374     1,078     2,752       539
                           --------  --------  --------  --------  --------
Adjusted income from
 continuing operations     $ 22,076  $ 39,676  $ 42,143  $ 66,866  $ 20,067
                           ========  ========  ========  ========  ========

Income per share from
 continuing operations -
 basic                     $   0.24  $   0.50  $   0.45  $   0.84  $   0.22
Income per share from
 continuing operations -
 diluted                   $   0.23  $   0.44  $   0.43  $   0.75  $   0.21

Shares used in computing
 net income per share from
 continuing operations -
 basic                       90,715    76,766    90,470    76,433    90,221
Shares used in computing
 net income per share from
 continuing operations -
 diluted                     97,347    89,521    97,460    89,013    97,275

Continuing operations
Net income, non-GAAP       $ 21,537  $ 38,302  $ 41,065  $ 64,114  $ 19,528

Depreciation expense         10,995     8,684    21,590    16,850    10,595
Amortization                    208       289       416       578       208
Interest expense                642     1,567     1,323     3,255       681
Income tax expense              874       682     1,422     1,983       548
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA            $ 34,256  $ 49,524  $ 65,816  $ 86,780  $ 31,560
                           --------  --------  --------  --------  --------

Discontinued operations
Net loss, non-GAAP                -         -         -      (284)        -
Depreciation expense              -         -         -         -         -
                           --------  --------  --------  --------  --------
Non-GAAP EBITDA            $      -  $      -  $      -  $   (284) $      -
                           --------  --------  --------  --------  --------

                           --------  --------  --------  --------  --------
Total Non-GAAP EBITDA      $ 34,256  $ 49,524  $ 65,816  $ 86,496  $ 31,560
                           ========  ========  ========  ========  ========

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or
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